February 13, 2013

Macau Resources Group Limited
Galaxy Resort Hotel

Galaxy Macau

COTAI, Macua

Ladies and Gentlemen:

We have acted as counsel to Macau Resources Group Limited, a British Virgin Islands corporation (the “Macau Resources”), in connection with the proposed merger of Israel Growth Partners Acquisition Corp., a Delaware corporation (“IGPAC”), with and into Macau Resources (the “Merger”) pursuant to the merger agreement dated August 28, 2012 (the “Merger Agreement”). This opinion is being delivered in connection with Macau Resources’ registration statement on Form F-4 relating to the proposed Merger (the “Registration Statement”), to which this opinion appears as an exhibit.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the statements, covenants, representations and warranties contained in (i) the Merger Agreement, (ii) the Registration Statement, and (iii) such other documents as we have considered necessary or appropriate as a basis for rendering this opinion.

In addition, we have assumed, with your consent, that:

1. The Merger will be consummated in the manner contemplated by, and in accordance with the provisions of, the Merger Agreement and the Registration Statement, and the Merger will be effective under the laws of the State of Delaware;

2. All statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct, and no actions have been taken or will be taken which are inconsistent with such statements, descriptions or representations or which make any such statements, descriptions or representations untrue, incomplete or incorrect at the effective time of the Merger;

3. Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct and will continue to be true, complete and correct at all times up to and including the effective time of the Merger, in each case without such qualification; and

4. The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the Merger Agreement and the Registration Statement.

Macau Resources Group Limited

February 13, 2013

The opinion expressed below is also based on the current provisions of the Internal Revenue Code of 1986, as amended (the “Code”), applicable Treasury Regulations promulgated thereunder, and rulings, procedures, and other pronouncements published by the Internal Revenue Service (“IRS”). Such laws, regulations, rulings, case law and pronouncements are subject to change at any time, and such change may adversely affect the continuing validity of the opinions set forth below. We express no opinions except as set forth below.

Based upon and subject to the foregoing, and subject to the qualifications and limitations in the Registration Statement, the statements in the Registration Statement under the caption “Certain Material US Federal Income Tax Consequences” constitute our opinion as to the material United States federal income tax consequences of the Merger.

This opinion represents and is based on our best judgment regarding the application of United States federal income tax laws arising under the Code, existing judicial decisions, administrative regulations and published rulings and procedures. Our opinion is not binding upon the IRS or the courts, and there is no assurance that the IRS will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the United States federal income tax laws.

We express no opinion concerning any tax consequences of the Merger other than those specifically set forth herein. In addition, no opinion is expressed concerning any transaction other than the Merger, or any transaction whatsoever, including the Merger, if, to the extent relevant to our opinion, either all the transactions described in the Merger Agreement are not consummated in accordance with the terms of the Merger Agreement and without waiver or breach of any provisions thereof or all of the representations, warranties, statements and assumptions upon which we have relied are not true and accurate at all relevant times.

This opinion is rendered only to you in connection with the Merger and is not to be used, circulated, quoted or otherwise referred to or relied upon for any other purpose without our express written permission, except that this opinion may be furnished or quoted to your legal counsel and to judicial regulatory authorities having jurisdiction over you, and provided, however, that this opinion may be relied upon by persons entitled to rely on it pursuant to applicable provisions of federal securities law.

We hereby consent to the filing of this opinion as Exhibit 8.1 to the Registration Statement, and to the references to our firm name therein.

Macau Resources Group Limited

February 13, 2013

Very truly yours,

/s/ Greenberg Traurig, LLP

Greenberg Traurig, LLP